Exhibit 10.1

ACKNOWLEDGEMENT AND AGREEMENT

January 30, 2009

TVI Corporation

Capa Manufacturing Corp.

Safety Tech International, Inc.

Signature Special Event Services, Inc.

c/o TVI Corporation

7100 Holladay-Tyler Road

Glenn Dale, MD 20769

Attention:  Chief Financial Officer

Re:

Limited Forbearance Agreement dated November 20, 2008 (as amended, restated, modified, substituted, extended, and renewed from time to time, the “Forbearance Agreement”) among TVI Corporation, Capa Manufacturing Corp., Safety Tech International, Inc., and Signature Special Event Services, Inc. (formerly named “TVI Holdings One, Inc.”) (collectively, as the “Borrowers”), and Branch Banking and Trust Company (as the “Lender”)

Ladies and Gentlemen:

Please refer to the Forbearance Agreement for the meaning of capitalized terms not otherwise defined in this Acknowledgement and Agreement.

The Forbearance Agreement provides that the Forbearance Period expires on January 30, 2009, with further provision for extension until April 30, 2009, subject to certain conditions, including, without limitation, the condition that the Second Budget be in form and substance satisfactory to the Lender in the exercise of its reasonable discretion.  The Borrowers submitted the Second Budget, which is generally satisfactory to the Lender, but which projects that the Borrowing Base Deficiency will exceed the Borrowing Base Deficiency Cap during the extended Forbearance Period.

The Lender is, nonetheless, willing to agree that the Second Budget is satisfactory to the Lender on the condition that by signing below the Borrowers acknowledge and agree as follows:

(a)           The provisions of the Forbearance Agreement continue in full force and effect and are hereby ratified and confirmed.  Without implying any limitation on the foregoing,  the Borrowers acknowledge and agree that, notwithstanding the fact that the Second Budget projects that the Borrowing Base Deficiency will exceed the Borrowing Base Deficiency Cap, the Lender (i) has no obligation to make any advances during the extended Forbearance Period unless all conditions for lending, including, without limitation,  those with respect to the Borrowing Base Deficiency Cap and Negative Variance Cap, have been met, (ii) does not consent to any excess Borrowing Base Deficiency Cap or excess Negative Variance Cap, and (iii) does not waive any Forbearance Default that may result therefrom.

(b)           Without implying any limitation on the foregoing, the Borrowers reissue as of their execution and delivery of this Acknowledgement and Agreement the acknowledgements representations, warranties and agreements of Section 7 of the Forbearance Agreement, the waivers, releases and other provisions of Section 8 of the Forbearance Agreement, and the WAIVER OF JURY TRIAL contained in Section 10 of the Forbearance Agreement.

(c)           The Borrowers shall execute and deliver to the Lender on or before February 6, 2009, the deed of trust, motor vehicle security interest filing documents, and assignments of intellectual property previously identified to the Borrowers and such other documents reasonably related thereto.

(d)           The Borrowers shall on or before February 6, 2009 (i) engage Buccino and Associates, Inc. for the second phase of their consultancy consistent with prior discussions between the Borrowers and the Lender and (ii) provide to the Lender a timeline for the engagement of an investment banker, all of the foregoing in scope, form and substance satisfactory to the Lender in the exercise of its reasonable discretion.

This Acknowledgement and Agreement shall be effective upon acceptance by the Borrowers in the places indicated below and shall evidence the concurrence of the Lender and the Borrowers that the conditions for the extension of the Forbearance Period until April 30, 2009 have been met.  By entering into this Acknowledgement and Agreement the Lender is not, however, consenting to or waiving any Forbearance Default, whenever arising.

This Acknowledgement and Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same agreement.  Each party to this Acknowledgement and Agreement agrees that the respective signatures of the parties may be delivered by fax, PDF, or other electronic means acceptable to the Lender and that the parties may rely on a signature so delivered as an original.  Any party who chooses to deliver its signature in such manner agrees to provide promptly to the other parties a copy of this Acknowledgement and Agreement with its inked signature, but the party’s failure to deliver a copy of this Agreement with its inked signature shall not affect the validity, enforceability and binding effect of this Agreement.

Signatures begin on the following page.

LENDER’S SIGNATURE PAGE TO ACKNOWLEDGEMENT AND AGREEMENT

(Page 1 of 2 Signature Pages)

Branch Banking and Trust Company

By:	/s/ Derek T. Whitwer	(Seal)
Derek T. Whitwer
Senior Vice President

BORROWERS’ SIGNATURE PAGE TO ACKNOWLEDGEMENT AND AGREEMENT

(Page 2 of 2 Signature Pages)

TVI CORPORATION

By:	/s/ Harley A. Hughes	(Seal)
Harley A. Hughes
President and Chief Executive Officer

CAPA MANUFACTURING CORP.

By:	/s/ Harley A. Hughes	(Seal)
Harley A. Hughes
President

SAFETY TECH INTERNATIONAL, INC.

By:	/s/ Harley A. Hughes	(Seal)
Harley A. Hughes
President

SIGNATURE SPECIAL EVENT SERVICES, INC.

By:	/s/ Harley A. Hughes	(Seal)
Harley A. Hughes
President